EXHIBIT 32.1

STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
AS REQUIRED BY
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the quarterly report of TB Wood’s Corporation (the “Company”) on Form 10-Q for the quarter ended September 26, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge.

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

October 31, 2003	/s/ Michael L. Hurt	President (Principal Executive Officer)

Michael L. Hurt

October 31, 2003	/s/Joseph C. Horvath	Vice President Finance (Principal Financial Officer)

Joseph C. Horvath

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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